                                                                     EXHIBIT 5.1

                       Cleary, Gottlieb, Steen & Hamilton
                                                                    ROGER W. THOMAS      DONALD A. STERN       JORGE U. JUANTORENA
                           One Liberty Plaza                        PETER KARASZ         CRAIG B. BROD         MICHAEL D.
                        New York, NY 10006-1470                     MARK A. WALKER       SHELDON H. ALSTER      WEINBERGER
                                                                    LESLIE B. SAMUELS    WANDA J. OLSON        DAVID LEINWAND
                            (212) 225-2000                          ALLAN G. SPERLING    MITCHELL A.           JEFFREY A.
                                                                    MAX GITTER            LOWENTHAL             ROSENTHAL
                       Facsimile (212) 225-3999                     SANDRA S. WEIKSNER   DEBORAH M. BUELL      ETHAN A. KLINGSBERG
                                                                    EVAN A. DAVIS        EDWARD J. ROSEN       MICHAEL D. DAYAN
                                                                    ROBERT T. GREIG      LAWRENCE B. FRIEDMAN  CARMINE D.
                                                                    CHRISTOPHER H.       NICOLAS GRABAR         BOCCUZZI, JR.
                                                                     LUNDING             CHRISTOPHER E.        JEFFREY D. KARPF
                                                                    LAURENT ALPERT        AUSTIN               KIMBERLY BROWN
                                                                    BARRY M. FOX         SETH GROSSHANDLER      BLACKLOW
                                                                    VICTOR I. LEWKOW     JANET L. FISHER       ROBERT J. RAYMOND
                                                                    LESLIE N. SILVERMAN  DAVID L. SUGERMAN     DAVID I. GOTTLIEB
                                                                    ROBERT L.            HOWARD S. ZELBO       SUNG K. KANG
                                                                     TORTORIELLO         DAVID E. BRODSKY      JENNIFER L. KROMAN
                                                                    A. RICHARD SUSKO     ARTHUR H. KOHN
2000 PENNSYLVANIA AVENUE, N.W.           PIAZZA DI SPAGNA 15        STEPHEN H. SHALEN    ANA DEMEL              RESIDENT PARTNERS
WASHINGTON, D.C. 20006-1801                       00187 ROME        LEE C. BUCHHEIT      RAYMOND B. CHECK
                                                                    JAMES M. PEASLEE     RICHARD J. COOPER     SANDRA M. ROCKS
                                                                    THOMAS J. MOLONEY    JEFFREY S. LEWIS      ELLEN M. CREEDE
41, AVENUE DE FRIEDLAND              VIA FATEBENEFRATELLI 26        DAVID G. SABEL       FILIP MOERMAN         S. DOUGLAS BORISKY
75008 PARIS                                      20121 MILAN        EDWARD D. KLEINBARD  PAUL J. SHIM          JUDITH KASSEL
                                                                    JONATHAN I.          YVETTE P. TEOFAN      DANA G. FLEISCHMAN
                                                                     BLACKMAN            ERIKA W. NIJENHUIS    DAVID E. WEBB
RUE DE LA L01 57                     PAVELETSKAYA SQUARE 2/3        WILLIAM F. GORIN     LINDSEE P. GRANFIELD  JOSHUA H. RAWSON
1040 BRUSSELS                                  115054 MOSCOW        MICHAEL L. RYAN      ANDRES DE LA CRUZ     DEBORAH E. KURTZBERG
                                                                    ROBERT P. DAVIS      DAVID C. LOPEZ        PENELOPE L.
                                                                    YARON Z. REICH       CARMEN A. CORRALES     CHRISTOPHOROU
CITY PLACE HOUSE                         BANK OF CHINA TOWER        RICHARD S. LINCER    JAMES L. BROMLEY      BOAZ S. MORAG
55 BASINGHALL STREET                         ONE GARDEN ROAD        JAIME A. EL KOURY    RICARDO A.            MAURO PREMUTICO
LONDON EC2V 5EH                                    HONG KONG        STEVEN G. HOROWITZ    ANZALDUA-MONTOYA     MARY E. ALCOCK
                                                                    ANDREA G. PODOLSKY   PAUL E. GLOTZER       GABRIEL J. MESA
                                                                    STEVEN M. LOEB       YONG G. LEE           DAVID H. SALTZMAN
MAIN TOWER                        SHIN KASUMIGASEKI BUILDING        DANIEL S. STERNBERG  MICHAEL A.            DORON LIPSHITZ
NEUE MAINZER STRASSE 52            3-2, KASUMIGASEKI 3-CHOME                              GERSTENZANG          LAURA G. CIABARRA
60311 FRANKFURT AM MAIN           CHIYODA-KU, TOKYO 100-0013                                                        COUNSEL
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Writer's Direct Dial: (212) 225-2930

                                                                   July 21, 2003

J. Crew Intermediate LLC
770 Broadway
New York, New York 10003

          Re:   Registration Statement on Form S-4
                ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel in connection with the Registration
Statement on Form S-4 (the "REGISTRATION STATEMENT") filed today with the
Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "ACT"), in respect of the 16% Senior Discount Contingent
Principal Notes due 2008 (the "EXCHANGE NOTES") of J. Crew Intermediate LLC
(the "ISSUER") to be offered in exchange for all of the Issuer's outstanding
16% Senior Discount Contingent Principal Notes due 2008 (the "INITIAL
NOTES"). The Exchange Notes will be issued pursuant to an indenture (the
"INDENTURE"), dated as of May 6, 2003, between the Issuer and U.S. Bank
National Association, as trustee.

          We have participated in the preparation of the Registration Statement and have reviewed originals or copies certified or otherwise identified to our satisfaction of such documents and records of J. Crew Intermediate LLC and its subsidiaries (together, the "COMPANY") and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Exchange Notes, in the form filed as an exhibit to the Registration Statement, have been duly executed and authenticated in accordance with the Indenture, and duly issued and delivered by the Issuer in exchange for an equal principal amount

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J. Crew Intermediate LLC, p.2

of Initial Notes pursuant to the terms of the Registration Rights Agreement in the form filed as an exhibit to the Registration Statement, the Exchange
Notes will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware
Constitution and reported judicial decisions interpreting that Law).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading
"Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange
Commission issued thereunder with respect to any part of the Registration
Statement, including this exhibit.

                                              Very truly yours,

                                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                                              By     /s/  Stephen H. Shalen
                                                --------------------------------
                                                   Stephen H. Shalen, a partner